SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 5, 2025

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56677	93-4332287
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 202, Gate 6, Building 9, Yayuan, Anhui Beili Chaoyang District, Beijing, China 100000
(Address of principal executive offices) (Zip Code)

86 (010) 6492-7946
(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the rwegistrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 5, 2025 the Registrant’s subsidiary, Beijing Tongzhilian Cultural Development Co., Ltd. (“Tongzhilian”), signed a Strategic Cooperation Agreement with Qiannan Yunxiang Industrial Development Co., Ltd. (“Qiannan Yunxiang”). Qiannan Yunxiang currently makes available to the public in the Qiannan Prefecture certain intangible cultural heritage (“ICH”) resources, involving Miao embroidery, silver jewelry, the grand singing of the Dong people, and the art of traditional tea making, as well as an ecological tea garden. The goal of the agreement is to combine Qiannan Yunxiang’s ICH resources with the skills of Tongzhilian in developing and marketing cultural tours and cultural experiences to expand the overall ICH experience.

The Agreement contemplates that Tongzhilian and Qiannan Yunxiang will develop interactive courses to showcase the traditional production techniques of Duyun Maojian tea, to be presented in digital exhibition spaces provided by Qiannan Yunxiang. The parties will also jointly develop an extended tour titled “Tea Affairs Through the Seasons”, based on Qiannan Yunxiang’s ecological tea garden, and will supplement the “Through the Seasons” tour with special presentations such as “Tea Field Yoga” and “Herb Dyeing Workshop” as well as making available a “Deep Tea Culture Research and Study Camp.” The goal will be to make available to the public a complete experience loop of daytime tea garden tours supplemented by nighttime viewing of ICH presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

Dated: June 6, 2025	By:	/s/ Huang Fang
Huang Fang
Chief Executive Officer

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